UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia (State or other jurisdiction of incorporation or organization)	0-12185 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201 Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
Registrant’s telephone number, including area code: (859) 263-3948
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2[b]]

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing
     On May 21, 2008, we received a Nasdaq staff deficiency letter notifying us that we are not in compliance with the audit committee composition requirements of Nasdaq Marketplace Rule 4350(d)(2), which requires listed companies to maintain committee membership by at least three independent directors. The deficiency in our audit committee composition resulted from a vacancy following the death on September 30, 2007 of Charles L. Cotterell, who had served as an independent director and member of our audit committee for over thirteen years.
     Under the Nasdaq listing standards, we have until the earlier of September 30, 2008 or our next annual shareholders meeting to cure the deficiency. Our board expects to appoint a qualified independent director to serve on the board and its audit committee prior to our shareholders meeting scheduled in June 2008, which will restore our compliance with the Nasdaq audit committee composition requirements.

Item 7.01	Regulation FD Disclosure
     We issued a press release about our receipt of the Nasdaq staff deficiency letter and our plans for restoring our compliance with the Nasdaq audit committee composition requirements on May 27, 2008. A copy of the press release is included as an exhibit to this report and is incorporated in this report by reference. The information in the press release is being furnished, not filed, for purposes of the Securities Exchange Act of 1934 and is not incorporated by reference in any registration statement under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Exhibit

99.1	Press release dated May 27, 2008 issued by NGAS Resources, Inc.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS RESOURCES, INC.
By:	/s/ William S. Daugherty
William S. Daugherty
President and Chief Executive Officer

Date: May 27, 2008